UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2026

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56655	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.
Invesco Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”) and our assets and activities.
September 1, 2026 Transaction Price
The transaction price for each share class is equal to such share class's NAV per share as of July 31, 2026. A detailed calculation of the NAV per share is set forth below.
July 31, 2026 NAV per Share
We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inreit.com and is made available on our toll-free, automated telephone line at 833-834-4924. The Adviser is ultimately responsible for determining our NAV. Our properties have been appraised and our commercial mortgage loans and debt have been valued in accordance with our valuation guidelines and such appraisals and valuations were prepared or reviewed by our independent valuation advisors. We have included a breakdown of the components of total NAV and NAV per share for July 31, 2026.

Our total NAV presented in the following tables includes the aggregate NAV of our Class T, Class S, Class D, Class I, Class E, Class N, Class S-PR and Class K-PR shares, as well as partnership interests of Invesco REIT Operating Partnership L.P. (the “Operating Partnership” or “INREIT OP”) held by Invesco REIT Special Limited Partner L.L.C. (the “Special Limited Partner”) and parties other than the Company. The following table provides a breakdown of the major components of our total NAV as of July 31, 2026:

$ in thousands, except share/unit data
Components of NAV	July 31, 2026
Investments in real estate	$1,066,936
Investments in unconsolidated entities	162,635
Investments in real estate-related securities	29,804
Investments in commercial loans	198,203
Investment in affiliated fund	6,712
Cash and cash equivalents	60,284
Restricted cash	7,287
Other assets	5,481
Mortgage notes, revolving credit facility, secured lending agreement and financing obligation, net	(447,148)
Subscriptions received in advance	(2,987)
Other liabilities	(31,760)
Accrued performance participation allocation	(1,746)
Management fee payable	(815)
Accrued stockholder servicing fees	(22)
Non-controlling interests in joint-ventures	(391,668)
Net asset value	$661,196
Number of outstanding shares/units	24,091,215

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of July 31, 2026:

in thousands, except share/unit data
NAV Per Share/Unit	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Class S-PR Shares	Class K-PR Shares	Operating Partnership Units(1)	Total
Net asset value	$7,040	$12,628	$13,120	$95,348	$32,499	$436,524	$30,654	$19,896	$13,487	$661,196
Number of outstanding shares/units	269,343	483,925	501,565	3,624,197	1,142,289	15,684,045	1,136,040	737,605	512,206	24,091,215
NAV Per Share/Unit as of July 31, 2026	$26.1375	$26.0942	$26.1573	$26.3087	$28.4503	$27.8324	$26.9836	$26.9737	$26.3311
(1)Represents the partnership interests of the Operating Partnership held by the Special Limited Partner and parties other than the Company.

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our NAV per share is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that (1) a stockholder would be able to realize the NAV per shares for the shares a stockholder owns if the stockholder attempts to sell its shares; (2) a stockholder would ultimately realize distributions per share equal to the NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of our company; (3) shares of our common stock would trade at their NAV per share on a national securities exchange; (4) a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of the shares; or (5) the NAV per share would equate to a market price of an open-ended real estate fund.
Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the July 31, 2026 direct real estate investment valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	7.2%	5.8%
Office	9.5%	7.3%
Industrial	7.8%	5.8%
Self-Storage	7.6%	5.8%
Multifamily	7.5%	5.5%
Student Housing	8.0%	5.8%
Retail	8.4%	7.3%
Manufactured Housing Community	9.6%	5.6%

These assumptions are determined by our independent valuation advisor and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

		Investment Values
Input	Hypothetical Change	Healthcare	Office	Industrial	Self-Storage	Multifamily	Student Housing	Retail	Manufactured Housing Community
Discount Rate (weighted average)	0.25% decrease	1.9%	1.8%	2.0%	1.9%	1.9%	1.9%	1.8%	1.9%
Discount Rate (weighted average)	0.25% increase	(1.9)%	(1.8)%	(1.9)%	(1.9)%	(1.9)%	(1.8)%	(1.8)%	(1.9)%
Exit Capitalization Rate (weighted average)	0.25% decrease	2.8%	2.0%	2.9%	2.7%	3.0%	2.7%	1.9%	3.0%
Exit Capitalization Rate (weighted average)	0.25% increase	(2.6)%	(1.9)%	(2.6)%	(2.5)%	(2.7)%	(2.5)%	(1.8)%	(2.7)%
Update on Our Assets and Activities
As of July 31, 2026, our direct real estate investments represent 78% of gross assets and include 71 real estate properties totaling approximately 11.5 million square feet located in 32 markets throughout the U.S., with a weighted average occupancy rate of 95%. Our private real estate credit allocation includes four investments representing approximately 16% of gross assets. As of July 31, 2026, our leverage ratio was 26%.
Quarter-to-date through July 31, 2026, we raised gross proceeds of $46.2 million in our registered and private offerings, including sales through our DST Program and reinvestments under our distribution reinvestment plan. The aggregate dollar amount of common stock repurchases requested for July was $3.5 million. We fulfilled all repurchase requests that were made. During July 2026, we issued 506,837 Operating Partnership units in exchange for interests in direct real estate investments for a net investment of $13.3 million.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: August 17, 2026